Exhibit 99.1

STAG INDUSTRIAL, INC. ANNOUNCES THIRD QUARTER 2013 RESULTS

Boston, MA — November 4, 2013 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the third quarter 2013.

In the Third Quarter of 2013, the Company:

•                 Generated Cash Net Operating Income (Cash NOI) of $29.3 million compared to $19.2 million for the third quarter of 2012, an increase of 53%.

•                 Generated Core Funds from Operations (Core FFO) of $17.5 million compared to $10.9 million for the third quarter of 2012, an increase of 60%. On a per share basis, this represents $0.35 per fully diluted share compared to $0.29 per fully diluted share in the third quarter of 2012, a 21% increase.

•                 Generated Adjusted Funds from Operations (AFFO) of $17.6 million compared to $11.0 million for the third quarter of 2012, an increase of 60%.

•                 Acquired six buildings for a total all-in cost of approximately $79.5 million with a weighted average lease term of over 5 years.

•                 Achieved year to date acquisition volume of $249 million.

•                 Added approximately 1.9 million square feet to the Company’s portfolio through these acquisitions, increasing the Company’s square footage by 5.8% over the prior quarter.

•                 Leased approximately 469,000 square feet including approximately 149,000 square feet of new and expansion leases.

•                 Achieved occupancy on the Company’s portfolio of 94.0% and same store occupancy of 92.5%.

•                 Attained a 61% retention rate on the 2.7 million square feet of leases due to expire year to date.

•                 Declared a third quarter dividend of $0.30 per share, an annualized rate of 6.0% on the quarter ended share price of $20.12.

•                 Announced the increase in frequency of the Company’s common dividend payment from quarterly to monthly starting in the fourth quarter of 2013.

“We continue to enjoy success in the execution of our investment thesis and the attainment of our significant external growth targets.  Our leasing team has done an admirable job in filling vacancies as they occur in our owned portfolio,” commented Benjamin Butcher, the Company’s Chief Executive Officer.

Acquisition Activity

During the third quarter of 2013, the Company completed the acquisition of six industrial buildings consisting of approximately 1.9 million square feet in six individual transactions.

THIRD QUARTER 2013 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Buildings	CBSA	Cost (mm)
07/18/13	150,000	1	Nashville-Davidson-Murfreesboro-Franklin, TN	$5.7
07/31/13	100,100	1	Tulsa, OK	$5.1
08/16/13	205,063	1	Milwaukee-Waukesha-West Allis, WI	$9.3
08/21/13	1,035,249	1	Baltimore-Columbia-Towson, MD	$44.4
09/20/13	107,348	1	Minneapolis-St. Paul-Bloomington, MN-WI	$5.1
09/26/13	350,500	1	Springfield, OH	$9.9
Total	1,948,260	6		$79.5

Subsequent to the end of the third quarter, the Company acquired one building containing 215,900 square feet located in Orlando, Florida for approximately $8.1 million.

The Company also has entered into contracts to acquire four additional buildings for a combined purchase price of approximately $40 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

In the third quarter the Company signed 148,852 square feet of new and expansion leases and 320,245 square feet of renewals.  Tenant improvements and leasing commissions for leases signed in the third quarter were approximately $1.3 million or 4.4% of Cash NOI.

Five leases consisting of 235,112 square feet expired in the third quarter of 2013. The tenant retention rate for these leases was 29%.  Additionally, there was one month to month lease containing 283,000 square feet which expired in the third quarter resulting in an aggregate retention rate for the third quarter of 13% and a year to date retention rate of 61%. The rental rate on the renewed leases expiring in the third quarter increased 1.3% on a cash basis and increased 9.0% on a GAAP basis.  Of the total 449,812 square feet that did not renew in the third quarter, 220,182 square feet was re-leased the next business day.

Occupancy for the Company’s portfolio was 94.0% at the end of the third quarter 2013 compared to 93.9% at end of the second quarter 2013.  Year over year same store occupancy decreased from 95.6% to 92.5%.  The quarter to date same store portfolio is defined as those properties owned July 1, 2012 that were owned throughout 2012 and through the third quarter of 2013.  The same store occupancy decline for the quarter is principally the result of the previously disclosed 427,000 square foot move out in Sun Prairie, Wisconsin on May 31, 2013. Subsequent to quarter end, the Company signed a ten year lease for the entire space.

Key Financial Measures

Cash NOI, for the third quarter of 2013 was approximately $29.3 million, an increase of 53% compared to Cash NOI in the third quarter of 2012 of approximately $19.2 million.  Cash NOI after noncontrolling interest was approximately $25.2 million for the third quarter of 2013.

Core FFO for the third quarter of 2013 was approximately $17.5 million, an increase of 60% over the third quarter of 2012 of approximately $10.9 million. Core FFO attributable to common stockholders was approximately $15.1 million or $0.35 per diluted share of common stock as compared to $0.29 per diluted share of common stock in the third quarter of 2012, an increase of 21%.

AFFO was approximately $17.6 million for the third quarter of 2013 compared to approximately $11.0 million for the third quarter of 2012, an increase of 60%. AFFO attributable to common stockholders was approximately $15.2 million in the third quarter of 2013.  Net Income for the third quarter of 2013 was approximately $0.3 million.  Net Income was reduced by depreciation and amortization expense of approximately $17.5 million.

A reconciliation of Net Income to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2013.  See below regarding information for the supplemental information package.

Financial Strength and Liquidity

As of quarter end, the Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.6x, interest coverage based on Adjusted EBITDA was 5.0x, and the weighted average interest rate on the outstanding debt was 3.98%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended September 30, 2013.  The Company’s total debt to total enterprise value was 29.9% as of September 30, 2013. Enterprise value of $1.7 billion is based on the September 30, 2013 closing share price of $20.12 times 51 million outstanding shares and units plus $139 million of preferred equity and total debt of $497 million.

As of quarter end, the Company had approximately $497 million of debt outstanding with an average term of 5.2 years.  This included $150 million under the Company’s five year unsecured term loan, which was fully drawn at September 30, 2013.  The interest rate on $100 million of this amount has been swapped at an all-in interest rate of 2.42%.  The outstanding debt balance also included $100 million drawn under the Company’s $150 million seven year unsecured term loan, which is now swapped at an all-in interest rate of 3.75%.

At quarter end, there was a $20 million outstanding balance and $180 million of availability under the Company’s $200 million unsecured revolving credit facility and a $100 million outstanding balance and $50 million of availability under the Company’s seven year unsecured term loan.

Subsequent to quarter end, the Company modified the terms of its unsecured revolving credit facility and five year term loan to further reduce borrowing spreads and unused fees.

Offerings

Under the “At The Market” (ATM) stock offering program, the Company issued an aggregate of approximately 1.8 million shares of common stock during the third quarter of 2013, receiving gross proceeds of approximately $36.9 million.

Dividends

During the quarter, the Board of Directors approved the increase in the frequency of the Company’s common dividend payment from quarterly to monthly. The Company’s Board of Directors then declared a monthly dividend of $0.10 per common share per month, which equates to $1.20 per share annually, and $0.30 per share quarterly, for the months of October, November, and December.

The Company’s Board of Directors has declared a December 13, 2013 record date for the payment of the fourth quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”).  The Company confirmed that the dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis.  Both preferred stock dividends will be payable on December 31, 2013.

Board of Directors

On November 1, 2013, the Board of Directors appointed Virgis W. Colbert to serve as a member of the Board of Directors, effective January 1, 2014.

Conference Call

The Company will host a conference call on Tuesday, November 5, 2013, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing (877) 407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 10000694.  The replay will be available until November 12, 2013.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	September 30, 2013	December 31, 2012
Assets
Rental Property:
Land	$126,685	$104,656
Buildings	813,705	654,518
Tenant improvements	35,717	34,900
Building and land improvements	30,831	22,153
Less: accumulated depreciation	(64,562)	(46,175)
Total rental property, net	942,376	770,052
Cash and cash equivalents	23,909	19,006
Restricted cash	6,810	5,497
Tenant accounts receivable, net	12,911	9,351
Prepaid expenses and other assets	3,590	1,556
Interest rate swaps	2,282	—
Deferred financing fees, net	5,354	4,704
Leasing commissions, net	2,720	1,674
Goodwill	4,923	4,923
Due from related parties	180	806
Deferred leasing intangibles, net	208,097	187,555
Total assets	$1,213,152	$1,005,124
Liabilities and Equity
Liabilities:
Mortgage notes payable	$226,686	$229,915
Unsecured credit facility	20,000	99,300
Unsecured term loans	250,000	150,000
Accounts payable, accrued expenses and other liabilities	16,158	12,111
Interest rate swaps	131	480
Tenant prepaid rent and security deposits	7,956	5,686
Dividends and distributions payable	15,285	11,301
Deferred leasing intangibles, net	6,871	6,871
Total liabilities	543,087	515,664
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2013 and December 31, 2012	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2013 and no shares issued and outstanding at December 31, 2012	70,000	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 44,052,248 and 35,698,582 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	440	357
Additional paid-in capital	562,511	419,643
Common stock dividends in excess of earnings	(105,697)	(61,024)
Accumulated other comprehensive income (loss)	1,906	(371)
Total stockholders’ equity	598,160	427,605
Noncontrolling interest	71,905	61,855
Total equity	670,065	489,460
Total liabilities and equity	$1,213,152	$1,005,124

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
Revenue
Rental income	$30,391	$18,708	$84,871	$50,797
Tenant recoveries	4,285	2,063	11,427	6,068
Other income	207	331	865	981
Total revenue	34,883	21,102	97,163	57,846
Expenses
Property	2,686	1,262	7,699	4,030
General and administrative	4,376	3,656	13,358	9,962
Real estate taxes and insurance	3,622	1,603	9,518	4,574
Property acquisition costs	986	1,067	2,831	2,509
Depreciation and amortization	17,463	10,236	49,411	28,110
Loss on impairment	—	—	—	622
Other expenses	89	86	336	145
Total expenses	29,222	17,910	83,153	49,952
Other income (expense)
Interest income	3	9	9	17
Interest expense	(5,370)	(3,558)	(14,866)	(11,776)
Gain on interest rate swaps	—	—	—	215
Offering costs	—	—	(27)	(68)
Loss on extinguishment of debt	—	(947)	—	(929)
Total other income (expense)	(5,367)	(4,496)	(14,884)	(12,541)
Net income (loss) from continuing operations	$294	$(1,304)	$(874)	$(4,647)
Discontinued operations
Income attributable to discontinued operations	—	329	102	564
Loss on impairment attributable to discontinued operations	—	(3,941)	—	(3,941)
Gain on sales of real estate	—	—	464	219
Total income (loss) attributable to discontinued operations	—	(3,612)	566	(3,158)
Net income (loss)	$294	$(4,916)	$(308)	$(7,805)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(335)	(1,248)	(958)	(3,244)
Net income (loss) attributable to STAG Industrial, Inc.	$629	$(3,668)	$650	$(4,561)
Less: preferred stock dividends	2,712	1,553	6,783	4,659
Less: amount allocated to unvested restricted stockholders	64	41	197	81
Net loss attributable to common stockholders	$(2,147)	$(5,262)	$(6,330)	$(9,301)
Weighted average common shares outstanding — basic and diluted	42,753,722	29,752,057	41,766,740	21,716,590
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.05)	$(0.08)	$(0.16)	$(0.32)
Income (loss) from discontinued operations attributable to common stockholders	$—	$(0.10)	$0.01	$(0.11)
Loss per share — basic and diluted	$(0.05)	$(0.18)	$(0.15)	$(0.43)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands)

	Three months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$294	$(4,916)	$(308)	$(7,805)
Asset management fee income	(192)	(303)	(707)	(924)
General and administrative	4,376	3,656	13,358	9,962
Property acquisition costs	986	1,067	2,831	2,509
Depreciation and amortization	17,463	10,354	49,508	28,486
Interest income	(3)	(9)	(9)	(17)
Interest expense	5,370	3,578	14,866	11,934
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on impairment	—	3,941	—	4,563
Loss on extinguishment of debt	—	947	—	929
Other expenses	89	86	336	145
Gain on sales of real estate	—	—	(464)	(219)
NET OPERATING INCOME	$28,383	$18,401	$79,438	$49,416
Noncontrolling interest	(3,926)	(3,551)	(10,726)	(12,860)
Net operating income after noncontrolling interest	$24,457	$14,850	$68,712	$36,556

Net operating income	$28,383	$18,401	$79,438	$49,416
Straight-line rent adjustments, net	(632)	(464)	(2,139)	(1,733)
Intangible amortization in rental income, net	1,524	1,223	4,399	3,481
CASH NET OPERATING INCOME	$29,275	$19,160	$81,698	$51,164
Noncontrolling interest	(4,050)	(3,698)	(11,031)	(13,313)
Cash net operating income after noncontrolling interest	$25,225	$15,462	$70,667	$37,851

Cash net operating income	$29,275	$19,160	$81,698	$51,164
New property cash net operating income	(12,381)	(751)	(37,765)	(5,117)
Cash net operating income from discontinued operations	—	(443)	(160)	(1,026)
Termination income	—	(90)	—	(240)
SAME STORE CASH NET OPERATING INCOME	$16,894	$17,876	$43,773	$44,781

Net income (loss)	$294	$(4,916)	$(308)	$(7,805)
Intangible amortization in rental income, net	1,524	1,223	4,399	3,481
Property acquisition costs	986	1,067	2,831	2,509
Depreciation and amortization	17,463	10,354	49,508	28,486
Interest income	(3)	(9)	(9)	(17)
Interest expense	5,370	3,578	14,866	11,934
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on impairment	—	3,941	—	4,563
Loss on extinguishment of debt	—	947	—	929
Gain on sales of real estate	—	—	(464)	(219)
ADJUSTED EBITDA	$25,634	$16,185	$70,850	$43,714
Noncontrolling interest	(3,546)	(3,123)	(9,566)	(11,376)
Adjusted EBITDA after noncontrolling interest	$22,088	$13,062	$61,284	$32,338

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$294	$(4,916)	$(308)	$(7,805)
Depreciation and amortization	17,463	10,354	49,508	28,486
Loss on impairment	—	3,941	—	4,563
Gain on sales of real estate	—	—	(464)	(219)
Funds from operations	$17,757	$9,379	$48,736	$25,025
Preferred stock dividends	(2,712)	(1,553)	(6,783)	(4,659)
Amount allocated to unvested restricted stockholders	(64)	(41)	(197)	(81)
Funds from operations attributable to common stockholders and unit holders	$14,981	$7,785	$41,756	$20,285
Noncontrolling interest	(2,081)	(1,510)	(5,665)	(5,300)
Funds from operations attributable to common stockholders	$12,900	$6,275	$36,091	$14,985

Funds from operations attributable to common stockholders and unit holders	$14,981	$7,785	$41,756	$20,285
Intangible amortization in rental income, net	1,524	1,223	4,399	3,481
Termination income	—	(90)	—	(240)
Property acquisition costs	986	1,067	2,831	2,509
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on extinguishment of debt	—	947	—	929
CORE FUNDS FROM OPERATIONS	$17,491	$10,932	$49,013	$26,817
Noncontrolling interest	(2,428)	(2,118)	(6,644)	(7,000)
Core funds from operations attributable to common stockholders	$15,063	$8,814	$42,369	$19,817

Weighted average shares outstanding - basic	42,753,722	29,752,057	41,766,740	21,716,590
Unvested restricted shares	77,298	43,613	94,164	63,401
Unvested outperformance plan	497,018	566,676	497,018	566,676
Weighted average shares outstanding - diluted	43,328,038	30,362,346	42,357,922	22,346,667
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - BASIC	$0.35	$0.30	$1.01	$0.91
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - DILUTED	$0.35	$0.29	$1.00	$0.89

Core funds from operations	$17,491	$10,932	$49,013	$26,817
Straight-line rent adjustments, net	(632)	(464)	(2,139)	(1,733)
Recurring capital expenditures	(249)	(65)	(940)	(262)
Lease renewal commissions and tenant improvements	(8)	(133)	(985)	(254)
Non-cash portion of interest expense	268	257	783	755
Non-cash compensation expense	742	481	2,227	1,457
ADJUSTED FUNDS FROM OPERATIONS	$17,612	$11,008	$47,959	$26,780
Noncontrolling interest	(2,445)	(2,132)	(6,501)	(6,990)
Adjusted funds from operations attributable to common stockholders	$15,167	$8,876	$41,458	$19,790

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, gain on interest rate swaps, asset management fee income, property acquisition costs, offering costs, loss on impairment, loss on extinguishment of debt, gain on sales of real estate, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain on interest rate swaps, offering costs, loss on extinguishment of debt, lease termination income, and intangible amortization in rental income.  Adjusted FFO of the Company also excludes straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents Adjusted EBITDA excluding property acquisition costs, gain on interest rate swaps, offering costs, loss on impairment, loss on extinguishment of debt, gain on sales of real estate, and intangible amortization in rental income.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com